UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011 (April 11, 2011)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

(1)	On April 11, 2011, the board of directors of The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) appointed Lee Shavel to the position of Chief Financial Officer (“CFO”) and Executive Vice President, Corporate Strategy, effective May 23, 2011.

(2)	Mr. Shavel, age 44, joins NASDAQ OMX from Bank of America Merrill Lynch where he served as Americas Head of Financial Institutions Investment Banking. Previously, he was Head of Finance, Securities and Technology and Global Chief Operating Officer for the Financial Institutions Group at Merrill Lynch. Mr. Shavel joined Merrill Lynch in 1993 as an Associate, coming from Citicorp where he worked as an Associate in the Financial Institutions Group.

(3)	NASDAQ OMX has no employment agreement with Mr. Shavel. In connection with Mr. Shavel’s appointment, NASDAQ OMX’s management compensation committee approved his compensation package, which includes an annual base salary of $500,000 and a target incentive compensation award of $750,000. In addition, effective on his start date, Mr. Shavel will receive equity awards valued at $6,400,000, which will be granted under the NASDAQ OMX Equity Incentive Plan.

A copy of the press release announcing Mr. Shavel’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated April 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2011	The NASDAQ OMX Group, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel